Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of December 11, 2013, by and between BURNHAM CENTER-111 WEST WASHINGTON, LLC, a Delaware limited liability company (“Landlord”), and GRUBHIUB, INC., a Delaware corporation (“Tenant”).

RECITALS:

A. Landlord, as successor in interest to 111 West Washington, LLC, and Tenant are parties to a Lease dated March 23, 2012 (the “Lease”), whereby Landlord leases to Tenant certain premises (the “Existing Premises”) known as “Suite 2100” and consisting of approximately 59,469 rentable square feet on the 20th, 21st and 22nd floors of the building located at 111 West Washington Street, Chicago, Illinois (the “Building”), for a lease term expiring August 31, 2017 (the “Expiration Date”).

B. Tenant desires to lease certain additional premises in the Building and Landlord is willing to lease such premises to Tenant.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. DEFINITIONS. Each capitalized term used in this Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2. ADDITIONAL SPACE. Landlord leases to Tenant and Tenant leases from Landlord those certain premises (the “Additional Space”) known as Suite 1901 on the 19th floor of the Building consisting of approximately 10,474 rentable square feet and shown on the plan attached hereto as Exhibit A. The Additional Space is leased to Tenant subject to all of the same terms and provisions as are contained in the Lease, except as otherwise set forth herein. The Additional Space is leased for a lease term commencing on March 1, 2014 (the “Additional Space Commencement Date”) and expiring on February 29, 2016 (the “Expansion Term”). From and after the Additional Space Commencement Date, the term “Premises” as used and defined in the Lease, as amended hereby, shall be deemed to mean and refer to the Existing Premises and the Additional Space, and shall be deemed to consist of 69,943 rentable square feet. Landlord shall provide access to the Additional Space for the performance of the Tenant’s Work (as defined in Exhibit B), upon the full execution and delivery of this Amendment.

3. BASE RENT. Effective as of the Additional Space Commencement Date, Tenant shall pay Base Rent for the entire Additional Space in the following amounts for the following periods:

Period	Rate of Annual Base Rent	Monthly Base Rent
3/1/14-8/31/14	$298,509.00	$24,875.75
9/1/14-8/31/15	$303,746.04	$25,312.17
9/1/15-2/29/16	$308,982.96	$25,748.58

4. TENANT’S PRORATA SHARE. Effective as of the Additional Space Commencement Date, Tenant’s Prorata Share of the Building as set forth in Section 1(b) of the Lease is revised to be 12.17%.

5. CONDITION OF ADDITIONAL SPACE. Tenant accepts the Additional Space “as-is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

6. RIGHT OF FIRST OFFER. The Right of First Offer set forth in Section 37 of the Lease shall remain in effect, provided the Offer Space shall not include the Additional Space. Additionally, the Offer Space as defined in Section 37 of the Lease shall include all rentable space on the seventeenth (17th) floor of the Building, as well as the space on the nineteenth (19th) floor of the Building that Tenant is not leasing.

7. VARIABLE EXPANSION OPTION. The Variable Expansion Option set forth in Section 36 of the Lease is deleted in its entirety.

8. LIGHT COURT SPACES. During the Expansion Term, Tenant shall have the right to use the light court spaces (the “Light Court Spaces”) located on the south side of the 19th floor of the Building as set forth on Exhibit C at no rent whatsoever, but subject to all other terms of the Lease, for the following purposes: (i) storage, (ii) swing space during completion of the Tenant's Work, (iii) meetings, but only in the event that all other meeting space in the Premises is occupied, (iv) in the event that the entire Additional Space is being utilized to capacity, temporary overflow space provided that Tenant is actively negotiating for or performing improvements to additional space in the Building. Tenant accepts the Light Court Spaces “as-is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements. Tenant acknowledges that Landlord shall have no obligation to provide janitorial services to the Light Court Spaces. If Tenant requests that Landlord provide janitorial services for the Light Court Spaces, Tenant shall promptly reimburse Landlord for the cost of such services as Additional Rent. Upon the expiration of the Expansion Term, Tenant shall remove all items of personal property from the Light Court Spaces and shall return the Light Court Spaces to Landlord in the same condition as when received, excepting normal wear and tear and damage from casualty.

9. LANDLORD’S ADDRESS FOR NOTIFICATIONS. The Lease is hereby amended to provide that notices to Landlord shall be addressed as follows:

BURNHAM CENTER-111 WEST WASHINGTON, LLC

c/o Alliance HSP Ventures LLC

40 Morris Avenue, Suite 230

Bryn Mawr, Pennsylvania 19010

Attention: Richard R. Previdi

With a copy to:

Office of the Building

111 West Washington Street

Chicago, Illinois 60602

Attention: Property Manager

or to such other or additional address(es) as Landlord may hereafter designate by written notice to Tenant.

10. BROKERS OR FINDERS. Tenant represents and warrants to Landlord that except for U.S. Equities Realty, LLC (the “Broker”), it has engaged no broker or finder and that no claims for brokerage commissions or finders’ fees will arise in connection with the execution of this Amendment. Tenant shall indemnity, defend and hold harmless Landlord from and against any liabilities and claims for commissions and fees arising out of a breach of the foregoing representation and warranty. Landlord shall pay any commission owing to the Broker pursuant to a separate written agreement between Landlord and the Broker.

11. BINDING EFFECT. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

12. SUBMISSION. Submission of this Amendment by Landlord to Tenant for examination and/or execution shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this Amendment to Landlord shall constitute an irrevocable offer by Tenant to lease the Additional Space on the terms and conditions herein contained.

[Signatures are on the following page]

IN WITNESS WHEREOF, this Amendment is executed as of the day and year aforesaid.

LANDLORD:		TENANT:

BURNHAM CENTER-111 WEST		GRUBHUB, INC., a Delaware
WASHINGTON, LLC, a Delaware limited liability company		corporation

By:	111 West Washington Holdings, LLC,	By:	/s/ Adam DeWitt
	a Delaware limited liability company, its Sole Manager	Title:	CFO

EXHIBIT A

THE ADDITIONAL SPACE

EXHIBIT A

111 W. Washington
Suite 1901
10,474 RSF

CLARK STREET
WASHINGTON STREET
N

A-1

EXHIBIT B

CONSTRUCTION ADDENDUM

Tenant’s Work:

1. Premises As-Is. Tenant accepts the Premises from Landlord in an “as-is” condition.

2. Tenant Improvements. Any work to make the Additional Space ready for Tenant's use is to be performed by Tenant at its expense (hereinafter referred to as "Tenant's Work"). Tenant's Work shall include, without limitation, all items required to fully equip the Additional Space with all trade fixtures, security systems and monitoring, lighting fixtures, furniture, furnishings, fixtures, signs, any special equipment and other items of construction and personal property necessary for the completion of the Additional Space and the proper operation of Tenant's business. All such items installed by Tenant shall be new or in like-new condition. All entry into the Additional Space and work done by Tenant shall be at Tenant's risk. All Tenant's Work shall be subject to Landlord's prior written approval to which shall not be unreasonably withheld, conditioned or delayed, and shall be performed in accordance with good construction practices, all applicable laws and regulations, insurance requirements, Landlord's rules and regulations and the terms of the Lease. Further, except in the event of Landlord’s willful misconduct or gross negligence, Landlord shall have no responsibility or liability for any loss or damage to any property belonging to Tenant. Tenant shall reimburse Landlord, within fifteen (15) days after demand, for the actual third-party costs incurred by Landlord associated with review of Tenant’s plans for Tenant’s Work.

3. Approval of Architects and Contractors. Tenant may designate the architect to design Tenant’s improvements to the Additional Space, subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Landlord approves Valrio DeWalt Train Architects to design Tenant’s improvements to the Additional Space and Reed Construction as Tenant’s contractor. Tenant shall use only union, licensed, bonded and insured contractors approved in writing by Landlord. For any life/safety work in the Additional Space, Landlord may designate the subcontractor to perform such work.

4. Construction Elevator Access. Landlord will provide Tenant’s contractors reasonable non-exclusive use of the freight elevators during normal business hours (8:00 a.m. to 6:00 p.m., Monday through Friday) at no cost to Tenant. If Tenant requires dedicated or after-hours use, it must be scheduled through the office of the Building. There will be an additional charge limited to Landlord’s actual expenses for such dedicated or after-hours use. Tenant’s contractors shall not use the Building’s passenger elevators for construction related use at any time without the prior consent of Landlord.

5. Access. Landlord shall provide Tenant, its employees, agents, contractors and subcontractors with access to the Additional Space upon execution of the Lease, subject to applicable law, so that Tenant may complete Tenant’s Work. During such time, Tenant shall abide by the reasonable rules and regulations of Landlord and Landlord’s contractors.

B-1

EXHIBIT C

LIGHT COURT SPACE

C-1